EXHIBIT 10.14

EXECUTION COPY

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of January 11th , 2002, is made by APCOA/STANDARD PARKING, INC., a Delaware corporation (the “Company”) and each of the Company’s subsidiaries named on the signature pages hereto (the “Guarantors”, and together with the Company, the “Borrowers”) in favor of WILMINGTON TRUST COMPANY, as trustee and collateral agent (hereinafter, in such capacity, the “Agent”) for itself and the several holders (the “Holders”) of the 14% Senior Subordinated Second Lien Notes due 2006 (the “Notes”) issued by the Company, pursuant to an indenture dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Guarantors and the Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture, the Company and the Guarantors have severally agreed to make payments to the Holders upon the terms and subject to the conditions set forth therein;

WHEREAS, the Company is a member of an affiliated group of companies that includes each of the Guarantors;

WHEREAS, the proceeds of the offering and exchange of the Notes will be used in part to enable the Company to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

WHEREAS, the Company and the Guarantors are engaged in related businesses, and each of such parties will derive substantial direct and indirect benefit from the offering and issuance of the Notes to the Holders; and

WHEREAS, it is a condition precedent to the issuance of the Notes that the Borrowers shall have executed and delivered this Security Agreement to the Agent for the ratable benefit of the Agent and the Holders;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  When used herein, (a) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment,  Financial Asset, Fixtures, Goods, Health-Care-Insurance Receivables, Inventory, Instrument, Investment Property, Letter of Credit Rights, Payment Intangibles, Proceeds, Security, Security Entitlement, Supporting Obligations and Uncertificated Security have the respective meanings assigned thereto in the UCC (as defined below); (b) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in the Amended and Restated Credit Agreement, dated as of even date herewith, by and among the Company and LaSalle Bank National Association as agent and the lenders party thereto (as such agreement may be amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”) ; and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

Computer Hardware and Software means, with respect to the Borrowers, all of the Borrowers’ rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

General Intangibles means all of the Borrowers’ “general intangibles” as defined in the UCC and, in any event, includes (without limitation) all of the Borrowers’ trademarks, trade names, patents, copyrights, trade secrets, customer lists, inventions, designs, software, software programs, mask works, goodwill, registrations and applications, licenses, franchises, tax refund claims, guarantee claims, Payment Intangibles, security interests and rights to indemnification.

Intellectual Property means all past, present and future:  trade secrets and other proprietary information; trademarks, service marks, business names, Internet domain names, designs, logos, trade dress, slogans, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations and applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs and software) and copyright registrations and applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

Non-Tangible Collateral means the  Borrowers’ Accounts and General Intangibles.

Organizational I.D. Number means the organizational identification number assigned to each Borrower by the applicable governmental unit or agency of the jurisdiction of organization.

UCC means the Uniform Commercial Code as in effect in the State of Illinois on the date of this Security Agreement, as it may be amended or modified from time to time, as interpreted to the broadest extent possible.

2.             Grant of Security Interest.

2.1.          Collateral Granted.  The Borrowers hereby grant to the Agent, for the benefit of the Agent and the Holders, to secure the prompt payment and performance in full when due of the Notes and of all other obligations of the Borrowers under the Indenture, a second priority security interest in, and so pledges and assigns to the Agent, for the benefit of the Agent and the Holders, all assets of the Borrowers, including without limitation, the following properties, assets and rights of the Borrowers, wherever located, whether now owned or hereafter acquired or arising, and all Proceeds and products thereof (all of the same being hereinafter called the “Collateral”):

All of the Borrowers’:

(a)           Accounts, including Health-Care-Insurance Receivables;

(b)           Certificated Securities;

(c)           Chattel Paper, including Electronic Chattel Paper;

(d)           Computer Hardware and software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(e)           Commercial Tort Claims;

(f)            Deposit Accounts;

(g)           Documents;

(h)           Financial Assets;

(i)            General Intangibles;

(j)            Goods (including all of its Equipment, Fixtures and Inventory), and all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(k)           Instruments;

(l)            Intellectual Property;

(m)          Letter of Credit Rights

(n)           money (of every jurisdiction whatsoever);

(o)           Security Entitlements;

(p)           Supporting Obligations;

(q)           Uncertificated Securities;

(r)                                    all of the Borrowers’ right, title and interest of every kind and character now owned or hereafter acquired in and to or arising out of or in connection with agreements, contracts and leases and any Instruments related thereto, between any Borrower and any other person or entity for the use of personal or real property by any Borrower or for the management, operation or use of parking facilities by any Borrower (collectively, the “Contracts”) and all rights, remedies, powers, and privileges vested in any Borrower under the Contracts, except to the extent that (A) any such Contract is not capable of being encumbered as a matter of law or under the terms of such Contract applicable thereto (but solely to the extent that any such restriction shall be enforceable under the UCC and other applicable law) without the consent of the applicable party or parties to such Contract other than the Borrower and (B) such consent has not been obtained (collectively, the “Excluded Contracts”); provided, however, that the foregoing grant of security interest shall extend to, and the term “Contracts” shall include, (1) any and all Proceeds of such Contracts except to the extent that the assignment or encumbering of such Proceeds is so restricted (but solely to the extent that any such restriction shall be enforceable under the UCC and other applicable law) and (2) upon obtaining the consent of the party or parties to any such Contracts other than the Borrower with respect to any such otherwise Excluded Contracts, thereafter such Contracts as well as any and all Proceeds thereof that might have theretofore have been excluded from such grant of a second priority security interest and the term “Contracts”; and

(i)                                     all of the Borrowers’ right, title and interest in and to the profits, income, surplus, moneys and revenues of any kind accruing, and all Accounts arising, under or in respect of the Contracts other than to the extent expressly prohibited  (but solely to the extent that any such prohibition shall be enforceable under the UCC and other applicable law) under Excluded Contracts; and

(ii)                                  all of the Borrowers’ right, title and interest in and to any and all security for or claims against others in respect of the Contracts other than to the extent expressly prohibited (but solely to the extent that any such prohibition shall be enforceable under the UCC and other applicable law) under Excluded Contracts; and

(iii)                               all Accounts and General Intangibles now or hereafter due and to become due to the Borrowers by virtue of the Contracts other than to the extent expressly prohibited (but solely to the extent that any such prohibition shall be enforceable under the UCC and other applicable law) under Excluded Contracts;

(s)                                  all of the Borrowers’ right, title and interest of every kind and character now owned or hereafter acquired (as general partner, as limited partner and as joint venturer) in and to the general partnerships, limited partnerships and joint ventures of which any Borrower is a partner or joint venturer (collectively, the “Partnerships”) and all right, title and interest, remedies, powers and privileges vested in any Borrower under the partnership and joint venture agreements and any Instruments related thereto that created the Partnerships (collectively, the “Partnership Agreements”) except to the extent that (i) any such Partnership is not assignable or capable of being encumbered as a matter of law or under the terms of the Partnership Agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under the UCC and other applicable law), without the consent of the applicable party or parties thereto other than the Borrower and (ii) such consent has not been obtained (collectively, “Excluded Partnerships” and, as the case may be, “Excluded Partnership Agreements”); all of the Borrowers’ right, title and interest in and to the profits, income, surplus, moneys and revenues of any kind accruing, and all Accounts arising, under or in respect of the Partnerships and the Partnership Agreements (other than to the extent the assignment or encumbering thereof would be restricted under the Excluded Partnership Agreements, but solely to the extent that any such restriction shall be enforceable under the UCC and other applicable law); all of the Borrowers’ right, title and interest in and to any and all security for or claims against others in respect of the Partnership Agreements (other than to the extent the assignment or encumbering thereof would be restricted under the Excluded Partnership Agreements, but solely to the extent that any such restriction shall be enforceable under the UCC and other applicable law); and all of the Borrowers’ right, title and interest in and to the Partnerships, now owned or hereafter acquired, as a result of exchange offers, direct investments or contributions or otherwise (other than to the extent the assignment or encumbering thereof would be restricted under the Excluded Partnership Agreements, but solely to the extent that any such restriction shall be enforceable under the UCC and other applicable law); all distributions of income, profit or other revenues paid or payable to the Borrowers in their capacities as both general and limited partner in the Partnerships (other than to the extent the assignment or encumbering thereof would be restricted under the Excluded Partnership Agreements, but solely to the extent that any such restriction shall be enforceable under the UCC and other applicable law); and all Accounts now or hereafter due and to become due to the Borrowers from the Partnerships (other than to the extent the assignment or encumbering thereof would be restricted under the Excluded Partnership Agreements, but solely to the extent that any such restriction shall be enforceable under the UCC and other applicable law); provided, however, that the foregoing security interests and the terms “Partnership” and “Partnership Agreement” shall include, upon obtaining the consent of the party or parties to any such Partnership Agreement other than the Borrower with respect to any such otherwise Excluded Partnership and/or Excluded Partnership Agreement, thereafter any and all Proceeds, interests, claims, distributions or Accounts in respect thereof that might heretofore have been excluded from such grant of a second priority security interest;

(t)                                    all of the Borrowers’ Investment Property and including, without limitation, all stock owned by the Borrowers of all domestic subsidiaries of the Borrowers (other than the stock of Atrium Parking, Inc., a Delaware corporation (“Atrium Parking”)) and sixty five percent (65%) of the stock owned by the Borrowers of all foreign subsidiaries of the Borrowers, together with all dividends (cash or otherwise), rights to receive dividends, stock dividends, dividends paid in stock, distributions upon redemption or liquidation, distributions as a result of splitups, recapitalizations or rearrangements, all stock rights, rights to subscribe, voting rights, rights to receive Securities, and all new Securities, and all other property which the Borrowers may hereafter become entitled to receive on account of such Securities or other property;

(u)                                 (i)            all copyrights, indicia, corporate names, company names and registrations issued, and all applications therefor pending in the United States, any state thereof and throughout the world, of or in favor of the Borrowers together with the goodwill of the business associated therewith arising in or relating to the ordinary course of the Borrowers’ business, including all contracts and rights relating thereto, the right to sue for past, present, and future infringements thereof, and all rights to copyrights, indicia, corporate names, company names, and registrations, hereafter acquired by the Borrowers; and

(ii)                                  all trademarks, service marks, logos, tradenames, business source identifiers and registrations issued, and all applications pending in the United States, any state thereof and throughout the world, of or in favor of the Borrowers, together with the goodwill of the business associated therewith, including all contracts and rights relating thereto, the right to sue for past, present, and future infringements thereof, and all rights to trademarks, service marks, logos, tradenames, corporate names, business source identifiers and registrations, hereafter acquired by the Borrowers; and

(iii)                               all patents, and all letters of patent of, and all patent applications pending in, the United States, any state thereof and throughout the world, of or in favor of the Borrowers together with the inventions disclosed or claimed therein, including the right to make, use, practice and/or sell (or license or otherwise transfer or dispose of) the inventions disclosed or claimed therein and the goodwill of the business associated therewith arising in or relating to the ordinary course of the Borrowers’ business, including all contracts and rights relating thereto, the right to sue for past, present and future infringements thereof, and all rights, and all rights to patents hereafter acquired by the Borrowers; and

(v)                                 to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

2.2.          Ranking; Subordination.  Notwithstanding anything to the contrary in this Security Agreement, the security interests granted herein to the Agent for the ratable benefit of the Agent and the Holders shall be junior and subordinate to the claims of the agent and the lenders under the Credit Agreement as provided in the Indenture.  Furthermore, notwithstanding anything to the contrary in this Security Agreement, the Agent will not be able to exercise any rights or claims against the Collateral until and unless such party is permitted to do so pursuant to the Intercreditor Agreement, dated as of even date herewith, among LaSalle Bank National Association (“LaSalle”), as agent for the lenders under the Credit Agreement, Wilmington Trust Company, as trustee under the Indenture, on behalf of the Holders, the Company and the Guarantors.  As provided in and subject to the terms of, the Intercreditor Agreement, the Agent will follow any instructions given to it by the representative of the lenders under the Credit Agreement and, so long as amounts or commitments to lend remain outstanding under the Credit Agreement, the lenders under the Credit Agreement will make all determinations and decisions relating to the disposal of the Collateral.

2.3.          Delivery of Instruments, Etc.  Pursuant to the terms hereof, the Borrowers have endorsed, assigned and delivered to LaSalle or, if the Credit Agreement is no longer in effect, to the Agent all negotiable or non-negotiable Instruments (including Certificated Securities) and Chattel Paper pledged by them hereunder, together with instruments of transfer or assignment duly executed in blank.  In the event that the Borrowers shall, after the date of this Security Agreement, acquire any other negotiable or non-negotiable Instruments (including Certificated Securities) or Chattel Paper to be pledged by them hereunder, the Borrowers shall forthwith endorse, assign and deliver the same to LaSalle or, if the Credit Agreement is no longer in effect, to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as LaSalle or, if the Credit Agreement is no longer in effect, the Agent may from time to time specify.  To the extent that any Securities are uncertificated, appropriate book-entry transfers reflecting the pledge of such Securities created hereby have been or, in the case of Uncertificated Securities hereafter acquired by the Borrowers, will at the time of such acquisition be, duly made for the account of LaSalle or, if the Credit Agreement is no longer in effect, the Agent or one or more nominees of LaSalle or, if the Credit Agreement is no longer in effect, the Agent with the issuer of such Securities or other appropriate book-entry facility or financial intermediary, with LaSalle or, if the Credit Agreement is no longer in effect, the Agent having at all times the right to obtain definitive certificates (in LaSalle’s or, if the Credit Agreement is no longer in effect, the Agent’s name or in the name of one or more nominees of LaSalle or, if the Credit Agreement is no longer in effect, the Agent) where the issuer customarily or otherwise issues certificates, all to be held as Collateral hereunder.  The Borrowers hereby acknowledge that the Agent may, in its discretion, appoint one or more financial institutions to act as the Agent’s agent in holding in custodial account, Instruments or other Financial Assets in which the Agent is granted a second priority security interest hereunder, including, without limitation, certificates of deposit and other Instruments evidencing short term obligations.  The Borrowers hereby acknowledge that deliveries of Collateral to LaSalle pursuant to this Security Agreement are made subject to the terms of Section 26 of the Intercreditor Agreement.

2.4.          Excluded Collateral.  Notwithstanding the foregoing provisions of this §2 and to the extent not otherwise provided for in §2.1 herein, such grant of security interest shall not extend to, and the term “Collateral” shall not include, any Chattel Paper, Electronic Chattel Paper and General Intangibles which are now or hereafter held by the Borrowers as licensee, lessee or otherwise, to the extent that (a) such Chattel Paper, Electronic Chattel Paper and General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under the UCC or other applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (b) such consent has not been obtained; provided, however, that the foregoing grant of security shall extend to, and the term “Collateral” shall include, (i) any and all Proceeds of such Chattel Paper, Electronic Chattel Paper and General Intangibles to the extent that the assignment or encumbering of such Proceeds is not so restricted, or to the extent  that the assignment or encumbering of such Proceeds is so restricted and such restriction is not enforceable under the UCC or other applicable law, and (ii) upon obtaining consent from any such licensor, lessor or other applicable party with respect to any such otherwise excluded Chattel Paper, Electronic Chattel Paper or General Intangibles, thereafter such Chattel Paper, Electronic Chattel Paper or General Intangibles as well as any and all Proceeds thereof that might theretofore have been excluded from such grant of a second priority security interest and the term “Collateral;” provided, further, that upon the reasonable request of the Agent, the Borrowers will in good faith use reasonable efforts to obtain consent for the creation of a second priority security interest in favor of the Agent (and to the Agent’s enforcement of such security interest) in the Borrowers’ rights under any such lease or license.

2.5.          Pledge Agreement.  Concurrently herewith the Borrowers are executing and delivering to the Agent, for the benefit of the Agent and the Holders, the Securities Pledge Agreement (attached hereto as Exhibit A) (the “Pledge Agreement”) pursuant to which the Borrowers are pledging to the Agent, for the benefit of the Agent and the Holders, all the shares of the capital stock of the Borrowers’ present and future domestic subsidiaries (other than Atrium Parking) and sixty-five percent (65%) of the shares of the capital stock of the Borrowers’ present and future foreign subsidiaries which are held by the Borrowers, as described more fully on Annex A to the Pledge Agreement.  Such pledges shall be further governed by the terms of such Pledge Agreement and to the extent of any conflict between this Security Agreement and the Pledge Agreement, the Pledge Agreement shall control.

2.6.          Patent, Trademark and Copyright Assignments.  Concurrently herewith the Borrowers are also executing and delivering to the Agent, for the benefit of the Agent and the Holders, the Patent Collateral Assignment and Agreement (attached hereto as Exhibit B) (the

“Patent Security Agreement”), the Trademark Collateral Security and Pledge Agreement (attached hereto as Exhibit C) (the “Trademark Security Agreement”) and the Memorandum of Grant of Security Interest in Copyrights (attached hereto as Exhibit D) (the “Copyright Memorandum”) pursuant to which the Borrowers are assigning to the Agent, for the benefit of the Agent and the Holders, certain Collateral consisting of Intellectual Property, together with the products, Proceeds and goodwill appurtenant thereto.  The provisions of the Patent Security Agreement, the Trademark Security Agreement and the Copyright Memorandum are supplemental to the provisions of this Security Agreement, and nothing contained in the Patent Security Agreement, the Trademark Security Agreement or the Copyright Memorandum shall derogate from any of the rights or remedies of the Agent or any of the Holders hereunder, nor shall anything contained in the Patent Security Agreement, the Trademark Security Agreement or the Copyright Memorandum be deemed to prevent or extend the time of attachment or perfection of any security interest in such Collateral created hereby.

3.             Title to Collateral, Etc.  The Borrowers are the owners of the Collateral free from any Lien, except for the security interest created by the Security Documents referred to in the Credit Agreement (collectively, the “Senior Security Agreement”), dated as of even date herewith, among the Company and LaSalle, as agent for itself and the lenders party thereto, the security interest created by this Security Agreement and Permitted Liens.  None of the Collateral constitutes, or is the Proceeds of, “farm products” as defined in §9-102(a)(34) of the UCC. None of the Account Debtors in respect of any Accounts, Chattel Paper or General Intangibles and none of the obligors in respect of any Instruments included in the Collateral is a governmental authority subject to the Federal Assignment of Claims Act.

4.             Continuous Perfection.  The Borrowers will not change their respective chief executive offices or principal places of business, or the names, identities or corporate structures of the Borrowers in any manner, except in accordance with the terms of the Credit Agreement, or otherwise, with the prior written consent of the Agent.  The Collateral, to the extent not delivered to LaSalle or the Agent pursuant to §2.3, will be kept at those locations listed on the schedules hereto and the Borrowers will not remove the Collateral from such locations, without providing at least thirty (30) days’ prior written notice to the Agent and delivery to the Agent of an Opinion of Counsel to the effect that such removal will not adversely affect the perfection or priority of the security interests granted to the Agent hereunder.

5.             No Liens.  Except for the security interest created by the Senior Security Agreement, the security interest herein granted and Permitted Liens, the Borrowers shall be the owners of the Collateral free from any Lien, and the Borrowers shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Agent or any of the Holders.  Except for the security interest created by the Senior Security Agreement and Permitted Liens, the Borrowers shall not create or suffer to exist, a Lien on the Collateral in favor of any Person other than the Agent, for the benefit of the Agent and the Holders.

6.             No Transfers.  The Borrowers will not sell or offer to sell or otherwise transfer the Collateral or any interest therein except for sales or other dispositions consistent with the terms of the Credit Agreement or, if the Credit Agreement is no longer in effect, consistent with the terms of the Indenture.

7.             Representations and Warranties.

(a)                                  The Borrowers’ chief executive offices and principal places of business are as set forth on Schedule I hereto (and the Borrowers have not maintained their chief executive office and principal place of business at any other location at any time after five (5) years prior to the date of this Security Agreement, and each other location where the Borrowers maintains a place of business is also set forth on Schedule I hereto);

(b)                                 the Borrowers are each corporations or limited liability companies, duly organized, validly existing and in good standing under the laws of the states of organization listed after each name on the signature pages hereto, and its Organizational I.D. Numbers and federal employer identification numbers are those listed after each signature on the signature pages hereto;

(c)                                  except as set forth on Schedule II hereto, the Borrowers are not now known and during the five years preceding the date hereof has not previously been known by any trade name, and the Borrowers’ exact legal names are as set forth on the signature pages of this Security Agreement except as set forth on Schedule II hereto, and during the five years preceding the date hereof the Borrowers have not been known by any different legal name nor have the Borrowers been the subject of any merger or other corporate reorganization;

(d)                                 Schedule III hereto contains a complete listing of all of the Borrowers’ Instruments, Deposit Accounts, Investment Property, Letter-of-Credit Rights, Chattel Paper, Documents and Commercial Tort Claims;

(e)                                  except as set forth on Schedule IV hereto the Borrowers have no tangible Collateral located outside of the United States;

(f)                                    Schedule V hereto contains a complete listing of the Borrowers’ tangible Collateral located with any bailee, warehousemen or other third parties; and

(g)                                 Schedule VI hereto contains a complete listing of all of the Borrowers’ Collateral which is subject to certificate of title statutes.

8.            Insurance.

8.1.          Maintenance of Insurance.  The Borrowers will maintain insurance in accordance with the terms of the Credit Agreement or, if the Credit Agreement is no longer in effect, will maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied, controlled or managed by it, in such amount as is usually carried by companies engaged in similar businesses and owning, occupying or operating similar properties similarly situated, and maintain such other insurance as may be required by law.

8.2.          Insurance Proceeds.  The Proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (a) so long as no Event of Default (wherever used in this document, as defined in the Indenture) has occurred and is continuing and to the extent that the amount of such Proceeds, together with the Proceeds of all other dispositions made pursuant to §4.10 of the Indenture is less than $10.0 million in the aggregate in any twelve (12) month period, be disbursed to the Borrowers for direct application by the Borrowers solely to the repair or replacement of the Borrowers’ property so damaged or destroyed and (b) in all other circumstances, be held by the Agent as cash collateral for the Notes and the other obligations of the Borrowers under the Indenture.

9.             Maintenance of Collateral; Inspection; Compliance with Law.  The Borrowers will keep the Collateral in good order and repair in accordance with the terms of the Credit Agreement or, if the Credit Agreement is no longer in effect, will maintain, preserve and protect all property that is material to the conduct of their businesses and keep such property in good repair, working order and condition (ordinary wear and tear and casualty covered by insurance in compliance with this Agreement excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses.  The Borrowers will pay promptly when due, subject to the terms of the Credit Agreement or, if the Credit Agreement is no longer in effect, subject to the terms of the Indenture, all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Security Agreement.  The Borrowers have at all times operated, and the Borrowers will continue to operate, their respective businesses in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended.

10.           Collateral Protection Expenses; Preservation of Collateral.

10.1.        Expenses Incurred by Agent.  In its discretion, and in accordance with the terms of the Credit Agreement, the Agent may (but in no event shall be obligated to) discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees.  The Borrowers agree to reimburse the Agent in accordance with the terms of the Credit Agreement for any and all expenditures so made.  The Agent shall have no obligation to the Borrowers to make any such expenditures, nor shall the making thereof relieve the Borrowers of any Event of Default (wherever used in this document, as defined in the Indenture).

10.2.        Agent’s Obligations and Duties.  Anything herein to the contrary notwithstanding, the Borrowers shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Borrowers thereunder in accordance with the terms thereof.  Neither the Agent nor any Holder shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Security Agreement or the receipt by the Agent or any Holder of any payment relating to any of the Collateral, nor shall the Agent or any Holder be obligated in any manner to perform any of the obligations of the Borrowers under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Holder in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Holder may be entitled at any time or times.  The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under § 9-207 of the UCC, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account.  In executing this Security Agreement and in performance of its duties hereunder, the Agent shall be entitled to all of the benefits and protections afforded to the Agent under the Indenture.

11.           Securities and Deposits.  Upon the occurrence and during the continuance of an Event of Default (wherever used in this document, as defined in the Indenture), the Agent may at any time, subject to the terms of the Intercreditor Agreement, at its option, transfer to itself or any nominee any Securities or other Financial Asset constituting Collateral, receive any income thereon and hold such income as additional Collateral.  Subject to the terms of the Intercreditor Agreement, the Agent may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral.

12.           Notification to Account Debtors and Other Obligors.  If an Event of Default (wherever used in this document, as defined in the Indenture) shall have occurred and be continuing, the Borrowers shall at the request of the Agent and in accordance with the terms of the Indenture, notify Account Debtors on Accounts, Chattel Paper and General Intangibles of the Borrowers and obligors on Instruments for which the Borrowers are an obligee, of the security interest of the Agent in any Account, Chattel Paper, General Intangible or Instrument and that, subject to the terms of the Intercreditor Agreement and the Indenture, payment thereof is to be made directly to the Agent or to any financial institution designated by the Agent as the Agent ’s agent therefor, and the Agent may itself, if an Event of Default (wherever used in this document, as defined in the Indenture) shall have occurred and be continuing, without notice to or demand upon the Borrowers, so notify Account Debtors and obligors.  After the making of such a request or the giving of any such notification, the Borrowers shall hold any Proceeds of collection of Accounts, Chattel Paper, General Intangibles and Instruments received by the Borrowers as trustee for the Agent, for the benefit of the Agent and the Holders, without commingling the same with other funds of the Borrowers and shall, subject to the terms of the Intercreditor Agreement and the Indenture, turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments.  The Agent shall apply the Proceeds of collection of Accounts, Chattel Paper, General Intangibles and Instruments received by the Agent first to the Lender Indebtedness in accordance with the terms of the Intercreditor

Agreement and the Indenture and then to the Notes and other obligations of the Borrowers under the Indenture in accordance with the terms of the Indenture.

13.           Further Assurances.  Except with respect to leases, licenses and contracts entered into prior to the date hereof, the Borrowers, at their own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and Instruments as may be required by applicable law or as the Agent may require more completely to vest in and assure to the Agent and the Holders their respective rights hereunder or in any of the Collateral, including, without limitation, (a) delivering and, where appropriate, filing financing statements and continuation statements under the UCC, (b) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other applicable party referred to in §2.3, and (c) obtaining waivers from mortgagees and landlords.

14.           Power of Attorney.

14.1.        Appointment and Powers of Agent.  The Borrowers hereby irrevocably constitute and appoint the Agent and any officer or agent thereof, with full power of substitution, as their true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Borrowers or in the Agent’s own name, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and Instruments that may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Borrowers, without notice to or assent by the Borrowers, to do the following:

(a)           upon the occurrence and during the continuance of an Event of Default (wherever used in this document, as defined in the Indenture), subject to the terms of the Intercreditor Agreement, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the UCC fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do at the Borrowers’ expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent’s security interest therein, in order to effect the intent of this Security Agreement, all as fully and effectively as the Borrowers might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Borrowers, the exercise of voting rights with respect to voting Securities, which rights may be exercised, if the Agent so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such Securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other Instruments of conveyance or transfer with respect to such Collateral; and

(b)           to file such financing statements with respect hereto, with or without the Borrowers’ signature, or a photocopy of this Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in the Borrowers’ name such financing statements and amendments thereto and continuation statements which may require the Borrowers’ signatures.

14.2.        Ratification by Borrowers.  To the extent permitted by law, the Borrowers hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

14.3.        No Duty on Agent.  The powers conferred on the Agent hereunder are solely to protect the interests of the Agent and the Holders in the Collateral and shall not impose any duty upon the Agent to exercise any such powers.  The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrowers for any act or failure to act, except for the Agent’ s own gross negligence or willful misconduct.

15.           Remedies.  If an Event of Default (wherever used in this document, as defined in the Indenture) shall have occurred and be continuing, without further action of the Agent or any Holder, and without notice to or demand upon the Borrowers, this Security Agreement shall also be in default, and the Agent, subject to the Intercreditor Agreement, shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC, including, without limitation, the right to take possession of the Collateral, and for that purpose the Agent may, so far as the Borrowers can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom.  The Agent may in its discretion require the Borrowers to assemble all or any part of the Collateral at such location or locations within the state of the Borrowers’ principal office or at such other locations as the Agent may designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give to the Borrowers at least ten (10) Business Days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  Notwithstanding the foregoing sentence, the Borrowers hereby acknowledge that five (5) Business Days’ prior written notice of such sale or sales shall be reasonable notice.  In addition, the Borrowers waive any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights hereunder, including, without limitation, its right following an Event of Default (wherever used in this document, as defined in the Indenture) to take immediate possession of the Collateral and to exercise its rights with respect thereto.

16.           No Waiver, Etc.  The Borrowers waive demand, notice, protest, notice of acceptance of this Security Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to the Collateral, the Borrowers assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable.  The Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in §9.2 of this Security Agreement.  The Agent and the Holders shall not be deemed to have waived any of its rights upon or under the Collateral unless such waiver shall be in writing and signed by the Agent and/or the Holders in accordance with the terms of the Indenture.  No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.  All rights and remedies of the Agent with respect to the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.

17.           Marshaling.  Neither the Agent nor any Holder shall be required to marshal any present or future collateral security (including but not limited to this Security Agreement and the Collateral) for, or other assurances of payment of, the Notes or any of them or resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Agent hereunder and of the Agent or any Holder in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that it lawfully may, each of the Borrowers hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Agent’s rights under this Security Agreement, and, to the extent that it lawfully may, the Borrowers hereby irrevocably waives the benefits of all such laws.

18.           Proceeds of Dispositions; Expenses.  The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied first in accordance with the Intercreditor Agreement, and then in accordance with the Indenture. The Borrowers shall pay to the Agent, in accordance with the terms of the Indenture, any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Agent in protecting, preserving or enforcing the Holders’ rights under or in respect of the Notes or any of the Collateral.

19.           Overdue Amounts.  Until paid, all amounts due and payable by the Borrowers hereunder shall be a debt secured by the Collateral.

20.           Governing Law; Consent to Jurisdiction.  This Security Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of New York in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.  The Borrowers agree that any suit for the enforcement of this Security Agreement may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Borrowers by mail at the address specified in §8.2 of the Credit Agreement.  The Borrowers hereby waive any objection that they may now or hereafter have to the venue of any such suit for any such court or that such suit is brought in an inconvenient court.

21.           Waiver of Jury Trial.  THE AGENT AND THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL,

KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS SECURITY AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM.  NEITHER THE AGENT NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY SUCH PARTY.

22.           Miscellaneous.  The headings of each section of this Security Agreement are for convenience only and shall not define or limit the provisions thereof.  This Security Agreement and all rights and obligations hereunder shall be binding upon the Borrowers and their respective successors and assigns, and shall inure to the benefit of the Agent, the Holders and their respective successors and assigns.  If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Security Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.  The Borrowers acknowledge receipt of a copy of this Security Agreement.

[Balance of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, intending to be legally bound, the Borrowers have caused this Security Agreement to be duly executed as of the date first above written.

APCOA/STANDARD PARKING, INC.

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Executive Vice President, Chief Financial Officer, Treasurer

Organizational ID Number:	0923153
FEIN:	16-1171179

A-1 AUTO PARK, INC., a Georgia corporation

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Vice President / Treasurer

Organizational ID Number:	H 809498
FEIN:	58-1336837

APCOA BRADLEY PARKING COMPANY, LLC, a Connecticut limited liability company

By:	APCOA/Standard Parking Inc., its sole member

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Executive Vice President, Chief Financial Officer, Treasurer

Organizational ID Number:
FEIN:	06-1578221

APCOA CAPITAL CORPORATION, a Delaware corporation

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Vice President, Treasurer

Organizational ID Number:
FEIN:	06-1334158

APCOA LASALLE PARKING COMPANY, LLC, a Louisiana limited liability company

By:	APCOA/Standard Parking Inc., its Manager

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Executive Vice President, Chief Financial Officer, Treasurer

Organizational ID Number:
FEIN:	36-4395464

CENTURY PARKING, INC., a California corporation

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Vice President / Treasurer

Organizational ID Number:	C 0550262
FEIN:	95-2548427

EVENTS PARKING CO., INC., a Massachusetts corporation

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Treasurer

Organizational ID Number:
FEIN:	04-3223993

EXECUTIVE PARKING INDUSTRIES, L.L.C., a Delaware limited liability company

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Treasurer

Organizational ID Number:
FEIN:	95-4607842

HAWAII PARKING MAINTENANCE, INC., a Hawaii corporation

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Vice President / Treasurer

Organizational ID Number:	62218
FEIN:	94-3024538

METROPOLITAN PARKING SYSTEM, INC., a Massachusetts corporation

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Treasurer

Organizational ID Number:
FEIN:	04-2607263

S & S PARKING, INC., a California corporation

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Vice President / Treasurer

Organizational ID Number:	C 0912380
FEIN:	95-3400582

SENTINEL PARKING CO. OF OHIO, INC., an Ohio corporation

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Vice President / Treasurer

Organizational ID Number:	623160
FEIN:	34-1535756

SENTRY PARKING CORPORATION, a California corporation

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Vice President / Treasurer

Organizational ID Number:	C 0731834
FEIN:	95-3400582

STANDARD AUTO PARK, INC., an Illinois corporation

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Treasurer

Organizational ID Number:	40247696
FEIN:	36-2439841

STANDARD PARKING CORPORATION, an Illinois corporation

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Treasurer

Organizational ID Number:	51161866
FEIN:	36-2932936

STANDARD PARKING CORPORATION IL, an Illinois corporation

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Treasurer

Organizational ID Number:	57262516
FEIN:	36-3880811

TOWER PARKING, INC., an Ohio corporation

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Vice President / Treasurer

Organizational ID Number:	463819
FEIN:	31-0878291

VIRGINIA PARKING SERVICE, INC., a Virginia corporation

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Vice President / Treasurer

Organizational ID Number:	0141783-1
FEIN:	54-0919741

WILMINGTON TRUST COMPANY, as Agent

By:	/s/ James D. Nesci
Name:	James D. Nesci
Title:	Authorized Signer

SCHEDULE I TO

SECURITY AGREEMENT

The Company’s Chief Executive Office and Principal Place of Business:

900 North Michigan Avenue

Suite 1600

Chicago, Illinois 60611

Other Locations Where the Company Maintains a Place of Business:

201 St. Charles Avenue, Ste. 4208

New Orleans, LA 70170

707 Wilshire Boulevard, 35th Floor

Los Angeles, CA 90017

Two Copley Place, Ste. 300

Boston, MA 02116

50 West Broad Street, Ste. 1600

Columbus, OH 43215

911 Main Street, Ste. 700

Kansas City, MO 64105

3702 South Virginia Street, Ste. G-12-284

Reno, NV  89502

Pauahi Tower, Ste. 600

1001 Bishop Street

Honolulu, HI  96813

Tower at Erieview, Ste. 2150

1301 East Ninth Street

Cleveland, OH 44114

155  5th Avenue South, Ste. 575

Minneapolis, MN 55401

1625 Broadway, Ste. 860

Denver, CO  80202

The Guarantors’ Chief Executive Offices and Principal Places of Business:

A-1 Auto Park, Inc.	1718 Peachtree Street 25th Building South Tower, Suite 452 Atlanta, GA 30309
AP Holdings, Inc.	900 North Michigan Avenue, Ste. 1600 Chicago, IL 60611
APCOA Capital Corporation	900 North Michigan Avenue, Ste. 1600 Chicago, IL 60611
Century Parking, Inc.	707 Wilshire Boulevard, 35th Floor Los Angeles, CA 90017
Events Parking Co., Inc.	Two Copley Place, Ste. 300 Boston, MA 02116
Hawaii Parking Maintenance, Inc.	Pauahi Tower, Ste. 600 1001 Bishop Street Honolulu, HI 96813
Metropolitan Parking System, Inc.	Two Copley Place, Ste. 300 Boston, MA 02116
S & S Parking, Inc.	707 Wilshire Boulevard, 35th Floor Los Angeles, CA 90017
Sentinel Parking Co. of Ohio, Inc.	Tower at Erieview, Ste. 2150 1301 East 9th Street Cleveland, OH 44114-1899
Sentry Parking Corporation	707 Wilshire Boulevard, 35th Floor Los Angeles, CA 90017
Standard Auto Park, Inc.	900 North Michigan Avenue, Ste. 1600 Chicago, IL 60611
Standard Parking Corporation	900 North Michigan Avenue, Ste. 1600 Chicago, IL 60611
Standard Parking Corporation IL	900 North Michigan Avenue, Ste. 1600 Chicago, IL 60611
Tower Parking, Inc.	Tower at Erieview, Ste. 2150 1301 East 9th Street Cleveland, OH 44114-1899
Virginia Parking Service, Inc.	700 Building 700 East Main Street, Ste. 804 Richmond, VA 23219
APCOA Bradley Parking Company, LLC	c/o Bradley International Airport Parking Garage Windsor Locks, CT 06096
APCOA LaSalle Parking Company, LLC	201 St. Charles Avenue, Ste. 4208 New Orleans, LA 70170
Executive Parking Industries, LLC	707 Wilshire Boulevard, 35th Floor Los Angeles, CA 90017

SCHEDULE II TO

SECURITY AGREEMENT

The Company:

Advanced Parking Technology

A-M Frontier Field Parking Company

APCOA

APCOA LaSalle Parking Company, LLC

APCOA Parking Venture I, Limited Partnership

APCOA Parking Venture III, Limited Partnership

APCOA, Inc.

APCOA/Bradley Parking Company, LLC

APCOA/Standard Parking

APCOA/Standard Parking Company

APCOA-GSP, L.P.

APCOA - S.R.P. Parking

APCOA-S.R.P. Parking V Joint Venture

APCOA-SRP Parking III

APCOA-SRP Parking Limited Partnership

APCOA-Washington Parking

Bradley Airport Parking Limited Partnership

Express Auto Park

Hopkins Park Air Express

Park Air Express

Park-Air Express

Penn-Ohio Park Air Express

Standard Parking

Standard Parking Corporation

Standard Parking, an APCOA/Standard Parking Company

Universal/Standard, L.L.C.

The Guarantors:

None.

SCHEDULE III TO

SECURITY AGREEMENT

The Company:

i.              Instruments – None

ii.             Deposit Accounts – See Schedule 4.22 to the Credit Agreement

iii.            Investment Property – None

The Borrower owns the following Investment Property of the following Subsidiaries:

Issuer	Class of Shares/Membership Interests	Number of Shares Owned/Percentage of Membership Interest Owned
A-1 Auto Park, Inc.	Common	35,000
APCOA Capital Corporation	Common	100
Atrium Parking, Inc.	Common	10
Events Parking Co., Inc.	Common	100
Hawaii Parking Maintenance, Inc.	Common	100
Metropolitan Parking System, Inc.	Common	50
S & S Parking, Inc.	Common	1,000
Sentinel Parking Co. of Ohio, Inc.	Common	100
Standard Auto Park, Inc.	Common	7,840
Standard Parking Corporation	Common	1,010
Standard Parking of Canada Ltd.	Common	100
Standard Parking Corporation IL	Common	100
Tower Parking, Inc.	Common	500
Virginia Parking Service, Inc.	Common	2,000
APCOA LaSalle Parking Company, L.L.C.	Common	100%
APCOA Bradley Parking Company, LLC	Common	100%
APCOA Parking Venture V L.L.C.	Common	99%
Executive Parking Industries, L.L.C.	Common	24%

iv.            Letter-of-Credit Rights – None

v.             Chattel Paper - None

vi.            Documents - None

vii.           Commercial Tort Claims – None

The Guarantors :

i.              Instruments – None

ii.             Deposit Accounts – The only deposit accounts are as follows:

Standard Parking Corporation

Account #	Name of Bank	Location
000682361400	Bank of America	Charlotte, North Carolina
356511005791	Key Bank	Cincinnati, Ohio
9440109816	Wells Fargo	Denver, Colorado
4496864224	Wells Fargo	San Francisco, California
32030414204	SunTrust	Alexandria, Virginia

Century Parking, Inc.

Account #	Name of Bank	Location
10713311	M & T	Rochester, New York
07043406	First Virginia Bank	Washington, DC
6191512919	Chase Bank	Greenwich, Connecticut

Metropolitan Parking System

Account #	Name of Bank	Location
20430928	Fleet Bank	Boston, Massachusetts

AP Holdings, Inc.

Account #	Name of Bank	Location
576749824	Firstar	Cleveland, Ohio
5800155581	LaSalle Bank	Chicago, Illinois

iii.            Investment Property –

Standard Parking Corporation owns the following Investment Property:

Issuer	Class of Shares/Membership Interests	Number of Shares Owned/Percentage of Membership Interest Owned
Sentry Parking Corporation	Common	500
Century Parking, Inc.	Common	9,000

S&S Parking, Inc. owns the following Investment Property:

Issuer	Class of Shares/Membership Interests	Number of Shares Owned/Percentage of Membership Interest Owned
Executive Parking Industries, LLC	Membership Interests	76%

AP Holdings, Inc. owns the following Investment Property:

Issuer	Class of Shares	Number of Shares Owned
APCOA/Standard Parking, Inc.	Common	26.3
APCOA/Standard Parking, Inc.	Series C Preferred	40.7
APCOA/Standard Parking, Inc.	Series D Preferred	3,500

iv.            Letter-of-Credit Rights - None

v.             Chattel Paper - None

vi.            Documents - None

vii.           Commercial Tort Claims - None

SCHEDULE IV TO

SECURITY AGREEMENT

The Company:

Toronto Administrative

101 Duncan Mill Road, Suite G8

North York, Ontario, Canada

M3B 1Z3

The Guarantors:

None.

SCHEDULE V TO

SECURITY AGREEMENT

None

SCHEDULE VI TO

SECURITY AGREEMENT

None